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                                                                    Exhibit 10.1

                              AMENDED AND RESTATED
                       RICKERSHAUSER SEPARATION AGREEMENT



     This Amended and Restated Separation Agreement (this "Separation
                                                           ----------
Agreement") is made this 4th day of February, 2000, by and between PS Group,
---------
Inc., a Delaware corporation (the "Company"), and Charles E. Rickershauser, Jr.
                                  -------
("Employee"), and is effective as of the 18th day of December 1999, with
  --------
reference to the following facts:

     A. Employee has served as Chairman of the Board of the Company since 1991 and as Chief Executive Officer of the Company since October 1994. Employee has also served as Chairman of the Board and Chief Executive Officer of the Company's parent corporation, PS Group Holdings, Inc., a Delaware corporation ("Holdings"), since 1996;
  --------

     B. On December 18, 1999, Holdings entered into an Agreement and Plan of Merger (the "Merger Agreement") with Heritage Air Holdings Statutory Trust, a
             ----------------
Connecticut statutory trust ("Parent"), and PSG Acquisition, Inc., a Delaware
                              ------
corporation ("Merger Sub"), providing for the merger of Merger Sub with and into
              ----------
Holdings (the "Merger"), as a result of which the stockholders of Holdings will
               ------
receive $12 per share for each of their shares and Holdings will become a wholly-owned subsidiary of Parent;

     C. Employee's employment with the Company and each of its affiliates, and all of his directorships and offices with the Company and each of its affiliates, will terminate at the effective time of the Merger (the "Effective
                                                                     ---------
Time");
----

     D. The Board of Directors of Holdings (with the Executive having recused himself) has determined that Employee's services to Holdings and its subsidiaries merit a payment to Employee of a bonus, to be paid in accordance with the following provisions, if the Merger occurs, and the Board of Directors of the Company (with the Executive having recused himself) has approved this Separation Agreement; and

     E. Concurrently with the execution of the Merger Agreement, the Company and Employee entered into a Separation Agreement dated December 18, 1999 (the "Original Agreement") which they now wish to amend and restate in its entirety.
 ------------------

     NOW THEREFORE, the Company and Employee hereby agree as follows:

1.   Termination of Employment and Benefits
     --------------------------------------

     (a) At the Effective Time, the employment of Employee by the Company and each of its affiliates, and all of Employee's directorships and offices with the Company and each of its affiliates, shall automatically cease.

     (b) At the Effective Time, Employee shall cease to be entitled to any future compensation or employment benefits from the Company or any of its affiliates and to any benefits under the general severance policy of Holdings and its subsidiaries set forth in the resolution of the Board of Directors of Holdings as adopted on May 30, 1997 (the "Severance Policy"); provided, however,
                                          ----------------
that: (i) the foregoing shall not affect Employee's entitlement to benefits to which he has theretofore become entitled prior to the Effective Time, whether or not paid or received; and (ii) the foregoing shall have no effect on the provisions of the Restated Executive Retirement Agreement dated December 18, 1999 between Employee and the Company (the "Retirement Agreement").
                                            --------------------

2.   Bonus Payments.
     --------------

     (a) In recognition of Employee's valuable contribution to the Company, Holdings and their affiliates, and in light of the provisions of Section 1 of this Separation Agreement, the Company shall pay Employee the following bonus payments (each, a "Bonus Payment") if the Merger occurs:
                   -------------

          (i) On the last day of each calendar month beginning with the month following the month in which the Effective Time occurs and ending on (and including) June 30, 2001, the Company shall pay Employee the sum of $11,900; and

          (ii) On June 30, 2001 the Company shall pay Employee an amount (in addition to the final monthly payment referred to in (i) above) equal to (x) $400,000 minus (y) the sum of the payments made under (i) above.

     (b) Interest shall accrue from the Effective Time on each Bonus Payment until the date such Bonus Payment is paid to Employee. Such interest shall accrue at the short-term 120% AFR (applicable Federal rate) in effect at the Effective Time, compounded semi-annually, and shall be paid with the applicable Bonus Payment.

     (c) All Bonus Payments and interest thereon shall be subject to any deductions or withholdings required by law.

     (d) In the event of Employee's death prior to the payment of any Bonus Payment, all subsequent Bonus Payments shall be paid, on their respective due dates (together with interest as specified in Section 2(b)), to Employee's executor or

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

administrator or to such other person as Employee has theretofore specified in a signed document delivered to the Company.

     (e) Notwithstanding anything to the contrary in Sections 2(a), (b) and (d), the Company's obligation to make any Bonus Payment (or interest thereon) shall be conditioned on:

          (i) Employee having executed, on or after the date on which the Effective Time occurs, and not having thereafter revoked within the revocation period specified therein, a Release substantially in the form of Exhibit 1 to this Separation Agreement; and

          (ii) Employee having complied with his confidentiality obligations under Section 3 of this Agreement.

     (f) Anything in this Separation Agreement to the contrary notwithstanding, if any amounts to be paid to Employee (or to his executor, administrator or other payee specified by him) under this Separation Agreement, or any other plan, agreement or program of the Company or any of its affiliates, would result in a "parachute payment" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate of such ---- "parachute payments" shall be reduced so that the aggregate of the amounts paid to Employee which would otherwise constitute "parachute payments" will equal three times Employee's "base amount" (as defined in Section 280G(b)(3) of the Code) less $1.00. Any determination to be made under the preceding sentence shall be made by an independent accounting firm with a nationally recognized tax practice that has not performed services for the Company or any of its affiliates, which firm shall be selected by the Company and be reasonably acceptable to Employee, it being agreed that such accounting firm may not be the Company's or Holdings' independent auditors. The Company agrees to pay the accounting firm's fees and expenses with respect to any such determination. Nothing herein shall limit the parties' respective rights in the event that an applicable government taxing authority or court takes a position which is inconsistent with any such determination.

     (g) Employee acknowledges that he has no unused vacation due to him under the Company's existing vacation policy as applied to him and he will not be entitled to any accrued vacation when his employment by the Company terminates at the Effective Time.

3.   Confidentiality
     ---------------

     Employee agrees that he will not use for his own benefit or disclose to any third party, either during his employment or thereafter, any confidential information or data concerning the business or activities of the Company, Parent or any of their respective subsidiaries or affiliates acquired at any time while employed or rendering services to the

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

Company or any of its subsidiaries or affiliates, or any of their respective predecessors or successors. Employee's obligations under this covenant and any liability for failure to satisfy these obligations shall survive any termination of this Separation Agreement.

4.   Termination
     -----------

     This Separation Agreement shall terminate, and be null and void, in the event that; prior to the Effective Time:

     (a) The Merger Agreement is terminated pursuant to its terms; or

     (b) Employee's services as an employee of the Company cease for any reason other than Employee's death or disability.

5.   Entire Agreement
     ----------------

     This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supercedes, as of the Effective Time, all other written, oral or implied agreements between the parties including, without limitation, the Original Agreement and the Severance Policy; provided,
                                                                     --------
however, that this Agreement shall have no effect with respect to (i) the
-------
Retirement Agreement or (ii) the Amended and Restated Split-Dollar Life Insurance Agreement dated as of January 1, 1999 between the Company and Janet Rickershauser. This Agreement may be modified or amended only by a writing signed by both parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Separation Agreement as of the day and year first written above.

                                          PS GROUP, INC.



                                          By:    /s/ L. A. Guske
                                                ---------------
                                                Lawrence A. Guske
                                                Vice President-Finance

                                                EMPLOYEE



                                           /s/ Charles E. Rickershauser, Jr.
                                          ---------------------------------
                                          Charles E. Rickershauser, Jr

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

                                                                       Exhibit 1


                             Release From All Claims



                             _________________, 2000



[Name]
[Title]
PS Group, Inc.
[Address]

Dear ______________:

         In consideration of the payment to me (or to my executor, administrator or other payee designated by me in writing, in the event of my death), on their respective due dates, of each Bonus Payment, I hereby release and discharge the Company Parties (as defined below) from any and all claims, actions, causes of action, suits, costs, controversies, judgements, decrees, verdicts, damages, liabilities, attorneys' fees, covenants, contracts, and agreements (collectively, "Claims") that I may have, or in the future may possess, with
                ------
respect to the Company Parties, including, but not limited to, any Claims relating to my employment with the Company Parties or the termination thereof, any Claims arising under Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act of 1993, each of these as amended, or any other federal or state or local law, whether such Claim arises under statute, common law or in equity, and whether or not I or any of the Company Parties is presently aware of the existence of such Claim, but excluding the following Claims (the "Excluded Claims"): (i) Claims under the
                                     ----------------
Amended and Restated Separation Agreement dated February __, 2000 between the Company and me; (ii) Claims under the Retirement Agreement; and (iii) Claims for indemnification in respect of my services as a director and/or officer and/or employee of any of the Company Parties in accordance with Sections 5.06(a) and
(b) of the Merger Agreement and related claims under the directors' and officers' liability insurance policy obtained in accordance with Section 5.06(c) of the Merger Agreement. I also hereby forever release, discharge and waive any right I may have to recover in any proceeding brought by any federal, state or local agency against any of the Company Parties to enforce any such laws, but excluding Excluded Claims. I agree that the Bonus Payments shall be in full satisfaction of any and all Claims for payment or other benefits of any kind that I may have against the Company Parties except for any other Excluded Claims.

     For purposes of this letter, the "Company Parties" means the Company,
                                       ---------------
Parent and any and all of their respective predecessor or successor companies, shareholders, subsidiaries and affiliates wherever located and each of their present, former and future directors, officers, employees, agents, attorneys, heirs and assigns. Capitalized terms that are used but not defined herein have the meanings assigned to them in the Separation Agreement.

     In addition to the foregoing, in consideration of the payment, on their respective due dates, of each Bonus Payment I hereby release and discharge the Company Parties from any and all Claims that I may have as of the date I sign this letter arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (the "ADEA"). By signing this letter, I hereby acknowledge and
                 ----
confirm the following: (i) I was advised by the Company to consult with an attorney of my choice prior to signing this letter and to have such attorney explain to me the terms of this letter, including, without limitation, the terms relating to my release of claims arising under the ADEA; (ii) I was given a period of not fewer than 21 days to consider the terms of this letter and to consult with an attorney of my choosing with respect thereto; and (iii) I am providing the release and discharge set forth in this paragraph only in exchange for consideration in addition to anything of value to which I am already entitled.

     To ensure that the foregoing release is fully enforceable in accordance with its terms, I agree to waive any and all rights of Section 1542 of the California Civil Code (to the extent applicable) as it exists from time to time or a successor provision thereto, which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     In addition, to ensure that the foregoing release is fully enforceable in accordance with its terms, subject to the payment, or their respective due dates, of each Bonus Payment I agree to waive any protection that may exist under any comparable or similar statute and under any principle of common law of the United States or any and all States with respect to all Claims (other than Excluded Claims).

         THIS MEANS THAT (EXCEPT AS EXPRESSLY PROVIDED HEREIN) BY SIGNING THIS LETTER, I WILL HAVE WAIVED ANY RIGHT I MAY HAVE HAD TO BRING A LAWSUIT OR MAKE ANY CLAIM AGAINST THE COMPANY

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

PARTIES BASED ON ANY ACTS OR OMISSIONS OF THE COMPANY PARTIES UP TO THE DATE OF THE SIGNING OF THIS LETTER.

     In addition I have been advised of my right to revoke this letter during the seven-day period after signing, provided such revocation is in writing, signed by me and delivered to the Company. I understand that in the event of any such revocation, all obligations of the Company with respect to the Bonus Payments will terminate and be of no further effect as of the date of such revocation.





                                    _______________________________________
                                    Charles E. Rickershauser, Jr.

ACKNOWLEDGED:

PS GROUP, INC.



By: _____________________________________
    Name:   Lawrence A. Guske
    Title:  Vice President

    Date:   February 4, 2000

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